EXHIBIT 5.1

October 1, 2025

Elevra Lithium Limited

Level 28, 10 Eagle Street

Brisbane, Queensland 4000 Australia

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 (the “Registration Statement”), to be filed on the date hereof by Elevra Lithium Limited, a company incorporated under the laws of the Commonwealth of Australia (“Elevra”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to ordinary shares of Elevra (“Elevra ordinary shares”), which may be represented by American Depositary Shares (the “Elevra ADS”), issuable by Elevra upon the vesting or exercise, as applicable, of certain awards granted under the Piedmont Lithium Inc. 2021 Stock Incentive Plan (the “Piedmont Plan”) prior to, and outstanding as of, August 29, 2025, I am passing upon certain legal matters as set forth below. This opinion letter is being furnished to Elevra for filing as Exhibit 5.1 to the Registration Statement.

In my capacity as Elevra’s Company Secretary and General Counsel, I have examined originals, or copies certified or otherwise identified, of (i) Elevra’s Constitution, as amended to date, (ii) the Deposit Agreement, dated as of August 28, 2025, by and among Elevra, The Bank of New York Mellon and the owners and holders of the Elevra ADSs, (iii) the Piedmont Lithium Inc. Stock Incentive Plan, (iii) the Registration Statement, (iv) corporate records of Elevra, (v) certificates of public officials and of representatives of Elevra, and (vi) statutes and other instruments and documents as I have deemed necessary or advisable as a basis for the opinions hereinafter expressed.

I have assumed, without independent investigation, that all signatures on all documents I examined are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof, and that all information submitted to me was accurate and complete.

October 1, 2025

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

1.        Elevra is duly registered and validly existing under the laws of the Commonwealth of Australia and in good standing, which for the purposes hereof means solely that there are no published notifications of the appointment of an administrator, restructuring practitioner, receiver or liquidator for, Elevra, or any published notice of its proposed deregistration.

2.        When issued by Elevra, or when settled by a transfer of existing Elevra ordinary shares or Elevra ADS, in each case as contemplated by the Registration Statement, including due authorization thereof by the Board of Directors of Elevra or a duly constituted and acting committee thereof (the “Board”), Elevra ordinary shares, which may be represented by Elevra ADS, will be validly issued, fully paid and non-assessable. For the purposes of this opinion, the term “non-assessable” when used to describe the liability of a person as the registered holder of shares is not a concept known under the laws of the Commonwealth of Australia, and for the purposes hereof means that holders of such Elevra ordinary shares, having fully paid all amounts due on the issue of such Elevra ordinary shares, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of Elevra on a winding up of Elevra or subject to any call for payment or further capital in their capacity as holders of such Elevra ordinary shares.

No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or otherwise, other than as expressly stated herein. The foregoing opinions in this opinion letter are subject to the agreed upon consideration being received for the issue of (or if applicable, transfer of existing) Elevra ordinary shares, and are limited in all respects to the laws of the Commonwealth of Australia, as in effect on the date hereof. I express no opinion as to the law of any other jurisdiction.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ Dylan Darbyshire-Roberts
Dylan Darybshire-Roberts
Company Secretary and General Counsel